Exhibit 10.7

Contract Of Enterprise Equity Intermediary Services

Party A: CI Lo

Macau BIR No.: 12XXXXX(X)

Party B: Lason Investment Consulting Company Limited

CRCMB No.: 80940 (SO)

WHEREAS:

Party B’s team has long been engaged in the business of sci-tech equity investment and industrial park development and construction within the domestic market, especially in the Guangdong-Hong Kong-Macao Greater Bay Area (hereinafter referred to as the “Greater Bay Area”), accumulated extensive connections and business resources. In the realm of industrial real estate, Party B possesses ample successful experience in the preliminary planning phase, encompassing the following areas of work, and has provided numerous clients with a suite of consulting and advisory services required for preliminary project application, industry introduction, investment attraction strategies, and land acquisition.

I) Industrial policy analysis and regional industrial real estate market research;

(II) Industrial positioning, industrial investment attraction, and pricing strategies;

III) Product positioning, construction layout and project planning;

(IV) Target cost, and development plan;

(V) Investment calculation analysis;

(VI) Functional requirement analysis;

(VII) Infrastructure and amenity requirements for the industrial park;

(VIII) Strategies and recommendations for project investment attraction;

(IX) Property design requirements.

At present, Party B is assisting a project company Hengqin Wepark Company Limited to develop “Hengqin Wepark Land 1” (hereinafter referred to as “Land 1”) for the development of said project. After obtaining comprehensive information from Party B regarding the Land 1 project, Party A has expressed its interest in participating in the project. Now, in accordance with relevant national laws and regulations, and adhering to the principles of equality, voluntariness, good faith, and mutual benefit, Party A and Party B have reached the following contractual terms for mutual observance.

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Article I. Service Contents

1.	Party B shall represent Party A in negotiations with the shareholders of the Land 1 project Company, facilitating the signing of a stock subscription agreement between the shareholders of the Land 1 project Company and Party A. This agreement shall grant Party A the right to hold up to 15% of the shares in the Land 1 project Company, either directly or indirectly.

2.	Once Party A signed the aforementioned stock subscription agreement with the shareholders of Land 1 project Company, irrespective of the final terms of the stock subscription agreement or the subsequent development of the Land 1 project, it shall be deemed that Party B has fulfilled the services, and Party A is required to pay the service fee to Party B.

Article. II Payment Date and Amount

1.	The total fee for the services is [HK$2,000,000] (Two Million Hong Kong Dollars). Party A shall make the payment according to the following schedule:

Payment Date	Payment Amount (HK$)
Party B shall arrange for Party A to sign the stock subscription agreement as described in Article 1 of this Contract with the shareholders of the Land 1 project Company, and Party A shall complete the payment to Party B’s bank account within 30 business days thereafter.	2,000,000.00

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2.	Information about Party B’s Beneficiary Bank is as follows:

Bank Name	ICBC (Macau), S.A.
Account Name	Lason Investment Consulting Company Limited
Account Number	01191XXXXXXXXX

Alternatively, payment shall be made to such other bank account designated by Party B thereafter

Article III. Rights and Obligations of the Parties

Part I: Rights and Obligations of Party A

1.	Party A shall designate a person to be responsible for coordinating the work of all relevant parties and to provide necessary work assistance as requested by Party B.

2.	Party A shall provide Party B with all relevant materials pertaining to the Land 1 project in a timely manner.

3.	Subject to Party B’s fulfillment of all obligations under this Contract, Party A shall pay Party B in accordance with the payment method, payment date and amount agreed in the Contract.

Part II: Rights and Obligations of Party B

1.	Party B shall provide Party A with professional work results that meet the requirements of this Contract.

2.	Party B shall provide explanations within a reasonable timeframe for any queries raised by Party A regarding the work outcomes of Party B. However, Party B shall not provide any form of consulting or advisory services to Party A.

3.	Party B shall not be entitled to demand any payment from Party A prior to the signing of the stock subscription agreement between the shareholders of Land 1 project Company and Party A, nor shall Party B have the right to collect any fees or sums on a progressive basis.

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Article IV Breach of Contract

1.	Except for the circumstances agreed in this Contract and legal circumstances, neither Party shall cancel this Contract arbitrarily, otherwise the Defaulting Party shall be liable to pay the other Party for breach of contract 20% of the total service fee of this Contract.

2.	If Party A fails to make payment to Party B as agreed and Party A delays the payment of the relevant fees for more than 20 days, Party B shall have the right to unilaterally terminate this Contract. However, Party A still needs to pay the fees payable to Party B.

3.	If Party B fails to deliver the work results to Party A in accordance with this Contract, and Party B delays the delivery of the relevant service results for more than 30 days, Party A shall have the right to unilaterally terminate this Contract.

4.	In the course of execution of this Contract, if either Party violates this Contract or fails to fulfill its obligations and duties under the terms and conditions of this Contract, the Non-Defaulting Party may send a written notice to the Defaulting Party requesting the Defaulting Party to rectify the breach immediately, and if the Defaulting Party fails to rectify its breach for more than 30 days, the Non-Defaulting Party shall have the right to terminate this Contract.

Article V. Force Majeure

1.	For the purpose of the Contract, force majeure event refers to the event that cannot be overcome, foreseen or avoided.

2.	If either Party or both parties to this Contract encounter a force majeure event as stipulated by law or agreed in this Contract, the party affected by the force majeure event shall, within 20 days from the date of occurrence of the force majeure event, send the other Party a proof of the occurrence of the force majeure issued by the relevant notary public or government department in the place where the force majeure event occurred. If Party A and Party B fail to reach an supplementary agreement on the continuation of the execution of this Contract, or amend or modify this Contract within 30 days from the date of occurrence of force majeure event, either Party shall have the right to give written notice to the other Party to terminate this Contract, and this Contract shall be terminated from the date of the notice reached the other Party.

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3.	Regardless of the occurrence of any force majeure event, it shall not exempt Party A from its obligation and responsibility to pay the service fees payable to Party B under this Contract.

Article VI. Protection of Intellectual Property Right

Party B shall ensure that the work results provided by Party B under this Contract will not infringe the intellectual property rights of any third party, otherwise, if Party A is claimed against by a third party for this reason, Party B shall take corresponding measures to make Party A free from liability and make compensation to Party A for any and all direct economic losses arising therefrom.

Article VII. Confidential Obligation

1.	Both Parties have the obligation to strictly observe the commercial secret duty and shall take all reasonable and appropriate measures to avoid the disclosure, copying, abuse and access by unrelated persons of the information provided by the other Party.

2.	Both Parties shall strictly keep each other’s commercial secrets during the term of this Contract and within three years from the date of expiration or termination of this Contract. Without the written consent of the other Party, neither Party shall release or disclose the confidential information to the public or provide the same to any third party. Otherwise, the Defaulting Party shall bear the losses thus caused to the other party.

3.	Unless the disclosure are required by law, Party B shall be obliged to keep confidential the commercial, technical and other business information related to Party A obtained by signing and execution of this Contract, unless such information has been legally known by the public. Without Party A’s written consent, Party B may not divulge and/or publicly disclose such confidential information to persons not related to this project or third parties, otherwise, Party B shall bear the economic loss caused to Party A and be responsible for eliminating the adverse effects.

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Article VIII. Miscellaneous

1.	Any matter not covered by this Contract shall be solved by Party A and Party B through negotiation and conclusion of separate supplementary contracts. Such supplementary terms and annexes shall constitute a part of this Contract, and have the same legal effect with the Contract.

2.	Any dispute arising from or in connection with this Contract or the implementation of this Contract shall first be resolved through friendly negotiation, and if it cannot be resolved through negotiation within 30 days, either Party shall have the right to submit such dispute to the competent court with jurisdiction where Party B is located.

3.	The annexes (if any) to this Contract shall constitute an integral part of this Contract and have the same legal effect as this Contract.

4.	This Contract shall take effect as from the date of signing and seal of both Parties and be valid for one year. The Contract has two copies, one copy for each of Party A and Party B, which shall have the same legal effect.

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(Signature Page of the Contract Of Enterprise Equity Intermediary Services)

Party A (Signature & Seal)

Date of Signature:

Party B (Signature & Seal)

Legal Representative:

Or Authorized Person:

Date of Signing: August 03, 2023

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